           Exhibit 24

    POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of WILLIAM B. SAWCH and THOMAS P. LIVINGSTON, individually, as the undersigned's true and lawful attorney-in-fact to:

 (1) do and perform any and all acts for and on behalf of the undersigned which, in the opinion of such attorney-in-fact, may be necessary or desirable with respect to the completion and execution for and on behalf of the undersigned of Forms 3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the timely filing of such forms with the United States Securities and Exchange Commission, the New York

Stock Exchange and any other authority; and

 (2) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned to report the beneficial ownership of,

and transactions in, securities issued by Applera Corporation (the "Company")

by the undersigned under the Exchange Act, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his sole discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full and unqualified power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that each such attorney

-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's beneficial ownership of, or transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 18th day of November, 2004.

      /s/ Dennis A. Gilbert, Ph.D.

      Dennis A. Gilbert, Ph. D.